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                                                                Exhibit 10.29

September 14, 1999




Leonard Bell, M.D.
59 Tumblebrook Road
Woodbridge, Connecticut 06525


     Re: Amendments to the Employment Agreement, dated as of April 1, 1997, by and between Alexion Pharmaceuticals, Inc. (the "Company") and Leonard Bell (The "Executive" or "Optionee") and the Stock Option Agreement, dated as of July 29, 1998, by and between the Company and the Optionee


Dear Dr. Bell

    I. With reference to the Employment Agreement, dated as of April 1, 1997, by and between the Company and the Executive (the "Employment Agreement"), please execute the signature line below to confirm our understanding as follows:

    1. Section 9 of the Employment Agreement shall hereinafter be referred to as Section 9(a); and

    2. The following paragraph shall be added as Section 9(b) of the Employment Agreement:

               (b) If (i) the Company has not on or prior to sixty days before the expiration of the Term of the Agreement (except for any termination pursuant to Section 7(a)(3), 7(a)(4) or 7(b), offered to enter into a new employment agreement with Executive on substantially the same terms as the Current Employment Agreement or on terms more favorable to the Executive, which offer shall not have been revoked at any time prior to such expiration or (ii) upon the expiration or termination of the agreement (except for any termination pursuant to Section 7(a)(3), 7(a)(4) or 7(b), the parties have not entered into a new employment agreement on substantially the same terms as the Agreement or on terms more favorable to the Executive, or (iii) the Executive is unable to continue his employment/service due to his death or unable to continue his employment

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           and perform his duties due to physical or mental incapacity or disability, with or without reasonable accommodation, in accordance with applicable law, for a period of six months or more, all stock options and stock awards (and similar equity rights), held by the Executive prior to his death/disability, or the expiration or termination of the Agreement, shall vest and become immediately exercisable and remain exercisable through their original terms with all rights. This Section 9(b) shall survive the expiration or termination pursuant to Section 7(a)(3), 7(a)(4) or 7(b).

    II. With reference to the Stock Option Agreement, dated as of July 29, 1998, by and between the Company and the Optionee (the "Stock
Option Agreement"), please execute the signature line to below to onfirm our understanding as follows:

    1. The first paragraph (and table included therein) of Section 3 of the Stock Option Agreement is hereby amended to read in its entirety as follows:

                3. EXERCISE. Provided that the Optionee shall be in the employ or service (as an officer, director, consultant or other independent contractor or otherwise) by the Company or a subsidiary, the Option to purchase 60,000 shares of Common Stock shall become exercisable, subject to acceleration of such vesting as herein provided and as provided in that certain Employment Agreement between the Company and the Optionee, in effect from time to time, in accordance with the following schedule:

           Event Relating To Vesting                       Cumulative Percentage Of Option Exercisable
           -------------------------                       -------------------------------------------
           If Optionee is employed/in                                         33 1/3%
           service on or after July 29, 1999
           but not on or after July 29, 2000

           If Optionee is employed/in                                         66 2/3%
           service on or after July 29, 2000
           but not on or after July 29, 2001

           If Optionee is employed/in                                         100%
           service on or after July 29, 2001

      2.   The last sentence of Section 8(d) is hereby eliminated.

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     Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in each agreement, respectively.

Very truly yours,

ALEXION PHARMACEUTICALS, INC.

By: /s/ John Fried
   -----------------------
Name: John H. Fried, Ph.D.
Title: Chairman of the Board



                                       AGREED AND ACCEPTED BY:


                                       /s/ Leonard Bell
                                      ----------------------------
                                         Leonard Bell, M.D.